UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2014

UQM Technologies, Inc.
(Exact name of registrant as specified in its charter)

Colorado	1-10869	84-0579156
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4120 Specialty Place
Longmont, Colorado 80504
(Address of principal executive offices, including zip code)

(303) 682-4900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)

[  ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry into a Material Definitive Agreement

On January 30, 2014 UQM Technologies, Inc., a Colorado corporation (“UQM”) entered into Securities Purchase Agreements (the “Securities Purchase Agreements”) with certain accredited investors (collectively, the “Purchasers”) providing for the issuance and sale by the Company to the Purchasers of an aggregate of 2,864,872 shares of the Company’s Common Stock (collectively, the “Shares”) and warrants to purchase an aggregate of 1,432,436 shares of the Company’s Common Stock (collectively, the “Warrants” and the shares issuable upon exercise of the Warrants, collectively, the “Warrant Shares”) at a purchase price of $1.85 per share, for aggregate gross proceeds of approximately $5,035,013 (such transaction, the “Offering”). Net proceeds, after deducting the Placement Agent Fee (described below) and other estimated offering expenses payable by the Company, are approximately $4,925,013. The Company consummated the Offering on February 4, 2014. The Company intends to use the net proceeds from the Offering for general corporate purposes.

Pursuant to the terms of the Securities Purchase Agreement, at the closing each Purchaser was issued a Warrant to purchase up to a number of shares of the Company’s Common Stock equal to 50% of the shares issued to such Purchaser. The Warrants have an exercise price of $2.1275 per share, are exercisable at any time beginning six months and one day after the closing of this Offering and have a term of exercise equal to four and one half years from the date of issuance of the Warrants.

The securities sold pursuant to the Securities Purchase Agreement have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s Registration Statement on Form S-3, as amended (No. 333-193305), which was declared effective by the United States Securities and Exchange Commission (the “Commission”) on January 23, 2014, and the Shares and Warrants are being offered and sold pursuant to a final prospectus filed with the Commission on February 3, 2014.

Pursuant to the Engagement Letter dated January 22, 2014, as amended (the “Engagement Letter”), by and between the Company and H.C. Wainwright & Co., LLC (“Wainwright”), Wainwright acted as the Company’s placement agent in connection with the Offering and was paid an aggregate cash fee for placement agent services of $265,000, equal to 5% of the gross proceeds of the Offering (the “Placement Agent Fee”), as well as a non-accountable expense allowance equal to $25,000.  In addition, the Company issued to the placement agent warrants to purchase 57,297 shares of Common Stock (2% of the aggregate number of shares of Common Stock sold in the Offering)  (the “Placement Agent Warrants”), on substantially the same terms as the Warrants issued to the Purchasers.

The Placement Agent Warrants and the shares of the Company’s Common Stock underlying the Placement Agent Warrants have not been registered under the Securities Act and have been issued in reliance on an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) thereof.  The Placement Agent Warrants and the shares of the Company’s Common Stock underlying the Placement Agent Warrants may not be offered or sold in the United States in the absence of an effective registration statement or exemption from applicable registration requirements.

The foregoing descriptions of the Securities Purchase Agreement, the Warrants and the Engagement Letter do not purport to be complete and are qualified in its entirety by reference to the full text of each document which are attached hereto as Exhibits 10.1, 4.1 and 1.1, respectively, and each is incorporated herein by reference.

The legal opinion of Bryan Cave LLP relating to the legality of the issuance and sale of the Common Stock, Warrants and Warrant Shares is attached as Exhibit 5.1 hereto.

Item 8.01Other Events.

On January 31, 2014, the Company issued a press release announcing the Offering.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

Exhibit No. Description

1.1Engagement Letter, dated as of January 22, 2014, as amended, by and between the Company and Wainwright.

4.1Form of Warrant.

5.1Opinion of Bryan Cave LLP.

10.1Form of Securities Purchase Agreement, dated as of January 22, 2014, by and between the Company and the Purchasers in this Offering.

23.1Consent of Bryan Cave LLP (included in Exhibit 5.1).

99.1Press Release dated January 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UQM TECHNOLOGIES, INC.

Dated: February 5, 2014	By: /s/David I. Rosenthal
David I. Rosenthal
Chief Financial Officer, Treasurer and Secretary